Exhibit 19.17

Dr. Jonathan Milner opposes Danaher's acquisition of Abcam and calls for EGM to replace Board

CAMBRIDGE, England, 14 September 2023 – Dr. Jonathan Milner, the founder and one of the largest investors in Abcam plc (“Abcam” or the “Company”) (NYSE: ABCM) with ownership of 6.14%, today announces his decision to vote against the proposed acquisition of Abcam by Danaher Corporation (NYSE: DHR) or its affiliates (“Danaher”). In addition to this, he will formally request the Abcam Board of Directors to convene a General Meeting (“EGM”) with the purpose of replacing the Company’s Board, including the current CEO, CFO and Chairman.

Jonathan Milner's decision to oppose the acquisition is informed by extensive feedback received from many shareholders and analysts, who share his belief that the $24 per share offer announced on 28 August 2023 by the Company substantially undervalues Abcam. When considering the potential of the Company as an independent entity with an effective Board and Executive Leadership, the proposed acquisition price falls significantly short of its inherent worth.

Having served Abcam as CEO from 1999 to 2014 and later as Deputy Chairman from 2015 to 2020, Jonathan Milner brings a depth of insight into the Company and his tenure has consistently demonstrated a commitment to shareholder value. Building on this legacy, earlier this year, he rolled out a six-month plan, aimed at elevating Abcam's market position by improving operating and EBITDA margins, boosting free cash flow, and resuming dividend payments. Jonathan Milner has assembled a shadow Board for Abcam. The highly-qualified and independent Board nominees he has put together are a testament to his vision, combining significant sector expertise with top-tier governance practices.

Looking forward, Jonathan Milner's plan includes maintaining Abcam's NASDAQ listing while adding back a Main Market Listing on the London Stock Exchange, achieving a dual listing to better cater to UK institutions, especially in light of recent regulatory advantages, whilst prioritising still the maintenance of the all-important Nasdaq listing in US. This dual approach is projected to augment shareholder value across short, medium, and long-term horizons.

Details on the proposed new EGM date will be shared imminently.

Ends

Contacts

Jonathan Milner

https://abcamfocus.com/

Investor contact

Alliance Advisors

Alliance Advisors LLC

T: +44 7733 265 198 / focusabcam@allianceadvisors.com

Michael Roper

International PR advisers

ICR Consilium (Europe)

T: +44 (0)20 3709 5700 / E: Focusabcam@consilium-comms.com

Mary-Jane Elliott / Matthew Neal / Davide Salvi

ICR (US)

T: +1 646 677 1811 / E: FocusAbcam@icrinc.com

Dan McDermott

IMPORTANT ADDITIONAL INFORMATION

THIS DOCUMENT HAS BEEN ISSUED BY DR. JONATHAN MILNER ("DR. MILNER").

DR. MILNER WILL PUBLISH A PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD IN DUE COURSE TO BE USED TO SOLICIT VOTES IN SUPPORT OF THE PROPOSALS THAT WILL BE PRESENTED FOR SHAREHOLDER VOTE AT THE PROPOSED EXTRAORDINARY ANNUAL MEETING OF STOCKHOLDERS OF ABCAM PLC (THE "COMPANY").

DR. MILNER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ONLINE ON THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV AND ON A WEBSITE HOSTED BY DR. MILNER TO PROVIDE INFORMATION TO SHAREHOLDERS ABOUT THE EXTRAORDINARY GENERAL MEETING AT WWW.ABCAMFOCUS.COM. HOLDERS OF COMPANY SECURITIES ALSO SHOULD RECEIVE COPIES OF THE PROXY STATEMENT AND PROXY CARD BY MAIL, AND COPIES WILL BE PROVIDED AT NO CHARGE UPON REQUEST MADE TO DR. MILNER’S PROXY SOLICITOR, ALLIANCE ADVISORS, BY EMAIL TO FOCUSABCAM@ALLIANCEADVISORS.COM OR BY PHONE TO 877-777-8211 FROM NORTH AMERICA OR TO 0800-102- 6998 FROM ELSEWHERE.

THIS DOCUMENT IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF DR. MILNER AS OF THE DATE HEREOF. DR. MILNER RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS. SUBJECT TO THE FOREGOING, AND AS SET FORTH BELOW, DR. MILNER INTENDS TO MAKE AVAILABLE AT AN APPROPRIATE TIME ADDITIONAL INFORMATION ABOUT THE EXTRAORDINARY GENERAL MEETING INCLUDING HOW TO VOTE AT SUCH MEETING.

DR. MILNER HAS INVESTMENTS IN THE COMPANY WHICH WILL BE DISCLOSED IN THE PROXY STATEMENT AND OTHER PROXY MATERIALS, AND CONSEQUENTLY HAS A FINANCIAL INTEREST IN THE PROFITABILITY OF HIS POSITIONS IN THE COMPANY. ACCORDINGLY THIS DOCUMENT SHOULD NOT BE REGARDED AS IMPARTIAL. NOTHING IN THIS DOCUMENT SHOULD BE TAKEN AS ANY INDICATION OF DR. MILNER 'S CURRENT OR FUTURE TRADING OR VOTING INTENTIONS AND/OR ACTIVITIES WHICH MAY CHANGE AT ANY TIME.

CERTAIN INFORMATION IN THIS DOCUMENT IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THE COMPANY, INCLUDING PUBLIC FILINGS AND DISCLOSURES MADE BY THE COMPANY AND OTHER SOURCES, AS WELL AS DR. MILNER'S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION. DR. MILNER HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS COMPLETE OR ACCURATE. DR. MILNER RECOGNISES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF DR. MILNER WERE SUCH INFORMATION KNOWN.

NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AND NO RESPONSIBILITY OR LIABILITY OR DUTY OF CARE IS OR WILL BE ACCEPTED BY DR. MILNER CONCERNING: (I) THIS DOCUMENT AND ITS CONTENTS, INCLUDING WHETHER THE INFORMATION AND OPINIONS CONTAINED HEREIN ARE ACCURATE, FAIR, COMPLETE OR CURRENT; (II) THE PROVISION OF ANY FURTHER INFORMATION, WHETHER BY WAY OF UPDATE TO THE INFORMATION AND OPINIONS CONTAINED IN THIS DOCUMENT OR OTHERWISE TO THE RECIPIENT AFTER THE DATE OF THIS DOCUMENT; OR (III) THAT DR. MILNER'S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT DR. MILNER'S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. TO THE FULLEST EXTENT PERMITTED BY LAW, DR. MILNER WILL NOT BE RESPONSIBLE FOR ANY LOSSES, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, INCLUDING LOSS OF PROFITS, DAMAGES, COSTS, CLAIMS OR EXPENSES RELATING TO OR ARISING FROM THE RECIPIENT'S OR ANY PERSON'S RELIANCE ON THIS DOCUMENT.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE INFORMATION AND OPINIONS INCLUDED IN THIS DOCUMENT CONSTITUTE FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES AND PROJECTIONS PREPARED WITH RESPECT TO, AMONG OTHER THINGS, THE COMPANY'S ANTICIPATED OPERATING PERFORMANCE, THE VALUE OF THE COMPANY'S SECURITIES, DEBT OR ANY RELATED FINANCIAL INSTRUMENTS THAT ARE BASED UPON OR RELATE TO THE VALUE OF SECURITIES OF THE COMPANY (COLLECTIVELY, "COMPANY SECURITIES"), GENERAL ECONOMIC AND MARKET CONDITIONS AND OTHER FUTURE EVENTS. YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY ESTIMATE, PROJECTION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.

THIS DOCUMENT DOES NOT CONSTITUTE (A) AN OFFER OR INVITATION TO BUY OR SELL, OR A SOLICITATION OF AN OFFER TO BUY OR SELL, ANY SECURITY OR OTHER FINANCIAL INSTRUMENT AND NO LEGAL RELATIONS SHALL BE CREATED BY ITS ISSUE, (B) A "FINANCIAL PROMOTION" FOR THE PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, (C) "INVESTMENT ADVICE" AS DEFINED BY THE FCA HANDBOOK, (D) "INVESTMENT RESEARCH" AS DEFINED BY THE FCA HANDBOOK, OR (E) AN "INVESTMENT RECOMMENDATION" AS DEFINED BY REGULATION (EU) 596/2014 AND BY REGULATION (EU) NO. 596/2014 AS IT FORMS PART OF U.K. DOMESTIC LAW BY VIRTUE OF SECTION 3 OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 ("EUWA 2018") INCLUDING AS AMENDED BY REGULATIONS ISSUED UNDER SECTION 8 OF EUWA 2018. THIS DOCUMENT IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. EACH RECIPIENT SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN. THIS DOCUMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.

NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG DR. MILNER AND ANY OTHER PERSON BY VIRTUE OF FURNISHING THIS DOCUMENT. DR. MILNER IS NOT ACTING FOR OR ON BEHALF OF, AND IS NOT PROVIDING ANY ADVICE OR SERVICE TO, ANY RECIPIENT OF THIS DOCUMENT. DR. MILNER IS NOT RESPONSIBLE TO ANY PERSON FOR PROVIDING ADVICE IN RELATION TO THE SUBJECT MATTER OF THIS DOCUMENT. BEFORE DETERMINING ON ANY COURSE OF ACTION, ANY RECIPIENT SHOULD CONSIDER ANY ASSOCIATED RISKS AND CONSEQUENCES AND CONSULT WITH ITS OWN INDEPENDENT ADVISORS AS IT DEEMS NECESSARY.

DR. MILNER HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. ALL TRADEMARKS AND TRADE NAMES USED HEREIN ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS.